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                                                     (EXHIBIT 2 TO SCHEDULE 13D)

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


         THIS AGREEMENT, made as of the 15th day of September, 1998, by and between ARI Network Services, Inc., a Wisconsin corporation (the "Company"), and the undersigned initial Holder (as defined below).

                              W I T N E S S E T H:
                              --------------------

         WHEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. The following terms shall be used in this Agreement with the following respective meanings:

         "Affiliate" means (i) any Person directly or indirectly controlling, controlled by or under common control with another Person; (ii) any Person owning or controlling ten (10%) percent or more of the outstanding voting securities of such other Person; (iii) any officer, director or partner of such Person; and (iv) if such Person is an officer, director or partner, any such company for which such Person acts in such capacity.

         "Asset Purchase Agreement" means the Asset Purchase Agreement dated as of September 15, 1998, by and between the Company and the undersigned initial Holder.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the Company's Common Stock, $.001 par value per share.

         "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

         "Holder" means any holder of Registrable Stock.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Person" means any natural person, partnership, corporation or other legal entity.

         "Registrable Stock" means (a) the Common Stock issued in accordance with the Asset Purchase Agreement, and (b) any other shares of Common Stock issued in respect of such shares by way of a stock dividend, or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, share exchange or reorganization; provided, however,




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that Common Stock will cease to be Registrable Stock (i) following sale thereof pursuant to Rule 144 under the Securities Act or pursuant to a Registration Statement, or (ii) if the Common Stock is then immediately salable pursuant to Rule 144(k) under the Securities Act.

         "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Sections 2 through 4 hereof, which shall include, without limitation, the following costs and expenses, whether or not the Company is otherwise expressly required to pay such amounts herein: (i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all word processing, duplicating, printing and electronic filing expenses, (iv) all messenger and delivery expenses, (v) the fees and disbursements of the Company's counsel (but not counsel for the Holders) and the Company's independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance, and (vi) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Stock being registered if the Company desires such insurance; provided, that in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include (i) salaries of Company personnel or general overhead expenses of the Company, (ii) auditing fees, (iii) premiums or other expenses relating to liability insurance if the Company desires such insurance or (iv) other expenses for the preparation of financial statements or other data, to the extent such data is normally prepared by the Company in the ordinary course of its business or would have been incurred by the Company had no public offering taken place.

         "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8, Form S-4, or successor form).

         "Securities Act" means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

         2. Required Registration. (a) At any time after September ____, 1999 [INSERT DATE ONE YEAR AFTER CLOSING DATE], the Holder or Holders of at least fifty percent (50%) of all Registrable Stock (the "Initiating Holders") may by notice in writing to the Company request the Company to register under the Securities Act on an appropriate Registration Statement form all or any portion of shares of Registrable Stock held by such requesting Holder or Holders for disposition in accordance with the intended method of disposition stated in the request. Notwithstanding anything to the contrary contained herein, the Company shall not be required to seek to cause a Registration Statement to become effective pursuant to this Section 2: (A) within 120 days after the effective date of a Registration Statement filed by the Company, provided that the Company shall use commercially reasonable efforts to achieve effectiveness of a registration requested hereunder promptly following such 120-day period if such request is made during such 120-day period; (B) if within thirty (30) days following receipt of the request of the Initiating Holders the Company elects to initiate a Registration Statement for the sale of stock by it, in which case


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Section 3 shall control; (C) if the Initiating Holders' notice is received after the Company received a demand request from other persons holding demand registration rights so long as the Company is diligently pursuing such registration, in which case Section 3 shall control; or (D) if the Company shall furnish to Holders a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Company it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future due to pending Company events, or that it would require disclosure of material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed, in which case the Company's obligation to comply with this Section 2 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from such Holders.

         (b) Following receipt of any notice given under this Section 2 by Holders of Registrable Stock, the Company shall promptly (and in any event within 10 business days) notify all Holders from whom notice has not been received that such registration is to be effected and shall use all commercially reasonable efforts to register under the Securities Act the number of shares of Registrable Stock specified in such notice (and in all notices received by the Company from other Holders within twenty (20) days after the giving of such notice by the Company to such other Holders).

         (c) If the Initiating Holders intend to distribute the Registrable Stock covered by their request made pursuant to Section 2 by means of an underwritten public offering, they shall so advise the Company as a part of such request. The underwriter shall be selected by the Company, subject to the approval of a majority in interest of the Initiating Holders (determined on the basis of the number of Registrable Shares each such Holder has requested for inclusion), which will not unreasonably be withheld. In such event, the right of any other Holder to include Registrable Stock in such registration shall be conditioned upon such Holder participating in such underwriting on the terms agreed upon between the Initiating Holders and such underwriters. All Holders proposing to distribute their Registrable Stock through such underwriting shall (together with the Company as provided in Section 4(j) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 2, if the managing underwriter shall advise the Company in writing (with a copy of such notice to each Holder requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities proposed to be sold for the account of the Company) exceeds the number which can be sold in such offering within a price range acceptable to the Initiating Holders, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Stock requested to be included in such registration by Holders and up to 150,000 shares (subject to adjustment on the event of stock dividends, stock splits or the like) of Common Stock held by WITECH Corporation (or any assignee thereof) as to which so-called "Piggyback" registration rights apply, pro rata among such Holders and WITECH Corporation (or assignees thereof) on the basis of the number of securities requested to be included, (ii) second, all shares proposed to


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be included by the Company in such registration and (iii) third, all shares other than Registrable Stock requested to be included in such registration by the holders thereof.

         (d) The Company shall be obligated to effect only one registration under this Section 2. A registration requested pursuant to this Section 2 shall be deemed to have been effected for purposes hereof only if a registration statement with respect thereto has become effective, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed by the Initiating Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of the Initiating Holders unless (but only on one occasion) the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration. In addition, a registration statement which has become effective shall not be deemed to have been effected for purposes hereof if (i) such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, other than by reason of some act or omission by any Holder, or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by any Holder.

         3. Incidental Registration. Each time the Company shall determine to file a Registration Statement in connection with the proposed offer and sale for money of Common Stock by it or any of its shareholders, the Company shall give written notice of its determination to all Holders. Upon the written request of a Holder given within twenty (20) days after the giving of any such notice by the Company, the Company will cause all such shares of Registrable Stock, the Holders of which have so requested registration thereof, to be included in such Registration Statement, all to the extent requisite to permit the sale by the prospective seller or sellers of the Registrable Stock so registered. If the Registration Statement is to cover an underwritten distribution, the Company shall cause the Registrable Stock requested for inclusion pursuant to this
Section 3 to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Registrable Stock would interfere with the successful marketing of a smaller number of shares to be offered, then the number of shares of Registrable Stock and other securities to be included in the offering (other than shares to be sold by the Company or by any other party or parties pursuant to demand registration rights granted to them) shall be reduced to the required level with the participation in such offering to be pro rata among the holders thereof, based upon the number of shares of Registrable Stock and other securities owned by such holders.

         4. Registration Procedures. If and whenever the Company is required by the provisions of Section 2 or 3 hereof to effect the registration of shares of Registrable Stock under the Securities Act, the Company will, at the expense of the Company, as expeditiously as reasonably practicable:



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         (a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission a Registration Statement with respect to such securities and use its commercially reasonable efforts to cause such Registration Statement to become and remain effective until the earlier of (i) 180 days after initial effectiveness of such Registration Statement, (ii) the time when the Common Stock subject to the Registration Statute is no longer Registrable Stock, or (iii) the time when the securities covered by such Registration Statement have been sold, and prepare and file with the Commission such amendments to such Registration Statement (and use its commercially reasonable efforts to cause post-effective amendments to become and remain effective) and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and prospectus accurate and complete for such time period;

         (b) Furnish to the participating Holders such reasonable number of copies of the Registration Statement (including all exhibits thereto), preliminary prospectus, final prospectus and such other documents as such participating Holders may reasonably request in order to facilitate the public offering of such securities;

         (c) Use its commercially reasonable efforts to register or qualify the securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions (i) as shall be reasonably appropriate for the distribution of the securities covered by such Registration Statement or
(ii) as such participating Holders may reasonably request within twenty (20) days following the original filing of such Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process, to subject itself to taxation, or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

         (d) Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

         (e) Notify the Holders participating in such registration promptly of any request by the Commission or any state securities commission or agency for the amending or supplementing of such Registration Statement or prospectus or for additional information and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as, in the opinion of counsel to the Company, may be necessary to comply with the provisions of the Securities Act and any state securities or blue sky laws with respect to the disposition of all securities covered by such registration statement;

         (f) Prepare and file with the Commission, and immediately notify such participating Holders of the need to file and of the filing of, such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions


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if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (g) In case any of such participating Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such Registration Statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

         (h) Advise such participating Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any state securities commission or agency suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

         (i) Use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and shall make generally available as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of
Section 11(a) of the Securities Act;

         (j) In the event of any underwritten public offering, enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of such type, including, without limitation, indemnities to the effect and to the extent provided in Section 6 hereof;

         (k) Cause all such shares of Registrable Stock to be listed on each securities exchange or automated inter-dealer quotation system on which similar securities issued by the Company are then listed;

         (l) Provide a transfer agent, registrar and CUSIP number for all such Registrable Stock, in each case not later than the effective date of such registration;

         (m) Permit one representative of the Holders and counsel for the Holders to participate in the preparation of such registration statement, provided such representative executes a confidentiality agreement prepared by the Company and reasonably acceptable to such representative;


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         (n) Obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Initiating Holders (or in the case of a registration pursuant to Section 3 hereof, Holders of a majority in interest of the Registrable Stock being sold) reasonably request;

         (o) Not effect a public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 90 days after any registration pursuant to Section 2 has become effective, except (i) as part of such registration, (ii) pursuant to registrations on Form S-8 or Form S-4 under the Securities Act or any successor or similar form or (iii) as otherwise permitted by the managing underwriter of such offering (if any); and

         (p) Make available for inspection by one representative of the Holders, any managing underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such representative or underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all relevant information reasonably requested by any such representative, underwriter, attorney, accountant or agent in connection with such registration statement, provided the foregoing persons first execute such confidentiality agreements as reasonably may be required by the Company.

         5.  Expenses.

         (a) The Company shall pay or cause to be paid all Registration Expenses with respect to any registration effected pursuant to Section 2 or 3.

         (b) The Holders shall bear all of their own expenses related hereto, including without limitation their own underwriting discounts and commissions and legal fees and expenses and the fees and expenses of any underwriters (including legal fees and expenses of counsel for the underwriters).

         6.  Indemnification and Contribution.

         (a) The Company will indemnify and hold harmless each Holder of shares of Registrable Stock which are included in a Registration Statement pursuant to the provisions of this Agreement, the directors, officers, employees and agents of such Holder, and any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, and each of their successors, from and against any and all claims, actions, demands, losses, expenses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise ("Damages"), insofar as such Damages arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in such


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Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws, or any rule or regulation promulgated under any of the foregoing, provided, however, that the Company will not be liable in any such case to the extent that any such Damages arise out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished in writing by such Holder for use in the preparation thereof; provided, further, that the foregoing indemnity shall not inure to the benefit of any Holder and the officers, directors, agents, employees of the Holder, and each Person who controls the Holder, to the extent of Damages which arise from a sale by Holders of Registrable Stock in violation of Section 7 hereof. The Company will pay to each Person indemnified by the Company pursuant to this
Section 6(a), as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action.

         (b) Each Holder of shares of Registrable Stock which are included in a registration pursuant to the provisions of this Agreement will, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company and any person who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any and all Damages insofar as such Damages arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished in writing by such Holder for use in the preparation thereof.

         (c) Promptly after receipt by a party to be indemnified pursuant to the provisions of paragraph (a) or (b) of this Section 6 (an "indemnified party") of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6 and shall not relieve the indemnifying party from liability under this Section 6 unless such indemnifying party is prejudiced by such omission. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party


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shall not be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if
(i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest that would make such representation inappropriate in the circumstances, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification is such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (including legal and other expenses reasonably incurred in connection with or defending same) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers,


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directors, employees or agents or controlling persons referred to in Section 6 hereof, and will survive the sale by a Holder of securities covered by a Registration Statement.

         (f) The liability of a Holder under this Section 6 shall not exceed an amount equal to the net proceeds received by a Holder from the sale of Registrable Stock.

         7. Holder Cooperation. Prior to any offers or sales under the Registration Statement, each Holder agrees to obtain prior confirmation from the Company that no "Blackout Condition" exists. The Company shall provide such confirmation (if true) within one business day of the request from a Holder. "Blackout Condition" means (i) the existence of material, nonpublic information,
(ii) the unavailability of any required financial information as the result of an actual or proposed acquisition or disposition, or (iii) in the case of a delayed or continuous offering of the Registrable Stock pursuant to Rule 415 under the Securities Act, the existence of any financing or other transaction, event or condition which would make it disadvantageous, in the Company's reasonable opinion, for Registrable Stock to be sold under the Registration Statement. The one hundred eighty (180) day period specified in Section 4(a)(i) shall be extended for the duration of any Blackout Condition. In connection with the registration and sale of the Registrable Stock, each Holder will (i) cooperate with the Company in preparing the Registration Statement and provide the Company with all information, documents and agreements that the Company may deem reasonably necessary, (ii) discontinue offers and sales of the Registrable Stock under the Registration Statement upon notification of a Blackout Condition or of any stop order or suspension of effectiveness of the Registration Statement, (iii) discontinue use of any prospectus following notice by the Company that the prospectus must be amended or supplemented, (iv) only use the most recent prospectus included in the Registration Statement, (v) upon presentation of the stock certificate representing any Registrable Stock sold under the Registration Statement, certify that the sale was made in accordance with the terms hereof and the plan of distribution described in the Registration Statement, and (vi) comply with applicable federal and state securities laws including without limitation the prospectus delivery requirements under the Securities Act and the applicable requirements of Rule 10b-5 and Regulation M under the Exchange Act.

         8. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to be properly given when sent by registered or certified mail, return receipt requested, by Federal Express, DHL or other guaranteed overnight delivery service or by facsimile transmission, addressed as follows:

         If to the Company:                 ARI Network Services, Inc.
                                            330 East Kilbourn Avenue
                                            Milwaukee, Wisconsin 53202
                                            Attention: Mark L. Koczela
                                            Fax: (414) 283-4375



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       If to a Holder:     at the address set forth on the signature page hereof

and if to any other Holder at such Holder's address for notice as set forth in the register maintained by the Company, or, as to any of the foregoing, to such other address as any such party may give the others notice of pursuant to this Section, provided that a change of address shall only be effective upon receipt.

         9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

         10. Waivers; Amendments. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or of the same right with respect to any subsequent occasion for its exercise. This Agreement may not be amended except by a writing executed by the Company and the Holders of at least two-thirds of the Registrable Stock.

         11. Successors and Assigns. A Holder may assign its rights hereunder in connection with a transfer of the Registrable Stock, provided the disposition covers at least 40,000 shares of Registrable Stock (as adjusted for stock dividends, splits, combinations or the like) and the transferee agrees in writing to the terms hereof. Except for the foregoing, the rights and obligations hereunder may not be transferred by any party.

         12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13. Prior Understandings. This Agreement represents the complete agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings.

         14. Headings. Headings in this Agreement are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

         15. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above recited.


                                    ARI NETWORK SERVICES, INC.



                                    By: /s/ Mark L. Koczela
                                       -----------------------------------------
                                       Mark L. Koczela
                                       Executive Vice President of Business
                                       Development and Administration and
                                       Secretary




                                    BRIGGS & STRATTON CORPORATION


                                    By: /s/ Michael D. Hamilton
                                       -----------------------------------------
                                       Michael D. Hamilton
                                       Executive Vice President -
                                       Sales and Service

                                    Address:    12301 West Wirth Street
                                                Milwaukee, Wisconsin  53201
                                                Attention:  Todd Teske
                                                Fax:  (414)  256-5135

























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